Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Rockford Corporation 2008 Stock Option Plan of our report dated March 12, 2008 with respect to the consolidated financial statements of Rockford Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 2007 filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Phoenix, Arizona
July 31, 2008